    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON           , 1996

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             SUNDSTRAND CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 36-1840610
    (State or other jurisdiction        (I.R.S. Employer Identification Number)
  of incorporation or organization)

                                 P.O. BOX 7003
                              4949 HARRISON AVENUE
                         ROCKFORD, ILLINOIS 61125-7003
                                 (815) 226-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              RICHARD M. SCHILLING
                       VICE PRESIDENT AND GENERAL COUNSEL
                             SUNDSTRAND CORPORATION
                                 P.O. BOX 7003
                              4949 HARRISON AVENUE
                         ROCKFORD, ILLINOIS 61125-7003
                                 (815) 226-6305
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                                 Edward S. Best
                              Mayer, Brown & Platt
                               190 S. LaSalle St.
                            Chicago, Illinois 60603
                                 (312) 782-0600

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
    If the only securities being registered in this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

                                                       PROPOSED
        TITLE OF EACH                              MAXIMUM AGGREGATE  PROPOSED MAXIMUM       AMOUNT OF
     CLASS OF SECURITIES             AMOUNT         OFFERING PRICE        AGGREGATE        REGISTRATION
       TO BE REGISTERED         TO BE REGISTERED      PER UNIT(1)     OFFERING PRICE(1)         FEE
----------------------------------------------------------------------------------------------------------
Debt Securities...............   $150,000,000(2)         100%           $150,000,000          $51,724
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for purposes of determining the registration fee.
(2) Or, if debt securities are issued (i) with original issue discount, such greater aggregate principal amount as shall result in an aggregate initial offering price of $150,000,000 or (ii) with a principal amount denominated in a foreign currency or currency unit, such principal amount as shall result in an aggregate offering price equivalent to $150,000,000 at the time of the offering.
                               ------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED             , 1996

                                  $150,000,000

                             SUNDSTRAND CORPORATION

                                DEBT SECURITIES
                             ---------------------

     Sundstrand Corporation (the "Company" or "Sundstrand") may offer and sell from time to time its debt securities, consisting of debentures, notes and/or other unsecured evidences of indebtedness denominated in United States dollars or any other currency or currency unit (the "Debt Securities"), up to an amount resulting in net proceeds to the Company of $150,000,000. The Debt Securities may be offered in one or more separate series on terms to be determined at the time of sale. The specific designation, aggregate principal amount, denominations, currency of issue and payment, maturity, premium, if any, interest rate (which may be fixed or variable) and time of payment of any interest, terms for any redemption at the option of the Company or the holder, terms for any sinking fund payments, the initial public offering price and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

     The Company may sell Debt Securities to or through underwriters, and may also sell Debt Securities directly to other purchasers or through agents. Such underwriters may include Goldman, Sachs & Co. or may be a group of underwriters represented by firms including such firm. Goldman, Sachs & Co. may also act as agents. See "Plan of Distribution." The names of such underwriters and the principal amounts, if any, to be purchased by them and their compensation will be set forth in the accompanying Prospectus Supplement.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                              GOLDMAN, SACHS & CO.
                             ---------------------

                The date of this Prospectus is           , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the regional offices of the Commission at 7 World Trade Center, 7th Floor, New York, New York 10048 and Suite 1400, Northwestern Chicago Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Debt Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission under the Exchange Act (File No. 1-5358) are incorporated by reference herein: (i) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1994; (ii) the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, June 30 and September 30, 1995; and (iii) the Current Report on Form 8-K of the Company dated November 27, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed incorporated by reference herein and to be a part hereof from the date of filing such document.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed to: Investor Relations, Sundstrand Corporation, P.O. Box 7003, 4949 Harrison Avenue, Rockford, Illinois 61125-7003, telephone (815) 226-6000.

                                  THE COMPANY

     The Company is engaged in the design, manufacture and sale of a variety of proprietary, technology-based components and systems for diversified international aerospace and industrial markets. The Company's mechanical, hydromechanical, electromechanical and electronic products require significant research, development engineering and processing expertise. The Company employs approximately 9,200 people and has manufacturing facilities in ten states and Puerto Rico and in France, Singapore and the United Kingdom.

     The Company's principal offices are located at 4949 Harrison Avenue, P.O. Box 7003, Rockford, Illinois 61125-7003; telephone (815) 226-6000.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including working capital, capital expenditures, possible acquisitions of, or investments in, businesses and assets, the possible repurchase of securities of the Company and the repayment of indebtedness. The Company has not allocated a specific portion of the net proceeds for any particular use at this time. Pending application of the net proceeds for specific purposes, such proceeds may be invested in marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Set forth below is the Company's consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 1994, and the nine-month period ended September 30, 1994, and 1995.

                                       NINE MONTHS
                                          ENDED
                                      SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                      --------------      --------------------------------------------
                                      1995      1994      1994      1993      1992      1991      1990
                                      ----      ----      ----      ----      ----      ----      ----
Ratio of Earnings to Fixed Charges
  (unaudited)......................   3.7       4.8       5.3       3.9       2.7       2.9       2.6

     For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges (excluding capitalized interest). Fixed charges consist of interest on all indebtedness, amortization of debt discount and expense, and one-third of rental expense (which is deemed representative of the interest factor).

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities are to be issued under an indenture (the indenture, as supplemented from time to time, is referred to herein as the "Indenture") between the Company and M&I First National Bank, as trustee (the "Trustee"). The following summary of certain provisions of the Debt Securities and the Indenture does not purport to be complete and is subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to the Indenture.

     The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

     The Indenture does not limit the aggregate principal amount of the Debt Securities or of any particular series of Offered Debt Securities and provides that Debt Securities may be issued thereunder from time to time in one or more series. (Section 2.01)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof. Principal of and premium, if any, and interest, if any, will be payable, and the Offered Debt Securities may be transferred or exchanged without payment of any charge (other than any tax or other governmental charge payable in connection therewith), at the office or agency of the Trustee in West Bend, Wisconsin or New York, New York.

     Reference is made to the Prospectus Supplement relating to the particular series of the Offered Debt Securities for the following terms of the Offered Debt Securities: (i) the designation and aggregate principal amount of such Offered Debt Securities; (ii) the percentage of the principal amount at which such Offered Debt Securities will be issued; (iii) the date or dates on which such Offered Debt Securities will mature; (iv) the rate or rates (which may be fixed or variable) at which such Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue; (v) the dates on which any such interest will be payable; (vi) the currency or currency unit in which such Offered Debt Securities are issuable and payable; (vii) any terms for redemption or for sinking fund payments; (viii) any provisions for defeasance or covenant defeasance; (ix) whether the Offered Debt Securities will be represented by one or more global securities registered in the name of a depository or its nominee and, if so, the method of transferring beneficial interests in the global securities; and (x) other specific terms associated with such Offered Debt Securities. (Section 2.01)

     Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for the declaration of acceleration of the maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 1.01)

CERTAIN COVENANTS OF THE COMPANY

     LIMITATION ON SECURED DEBT. The Indenture provides that, so long as any of the Debt Securities remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary (as defined below)
to issue, assume or guarantee any indebtedness for money borrowed (herein referred to as "Debt") if such Debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a "mortgage") upon any Principal Property (as defined below), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Debt Securities then existing or thereafter created) shall be secured equally and ratably with such Debt so long as such Debt shall be so secured, except that the foregoing restrictions shall not apply to: (i) mortgages on property, shares of stock or indebtedness (herein referred to as "property") of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) mortgages on property existing at the time of acquisition thereof or mortgages to secure all or part of the purchase price of such property or to secure Debt incurred prior to, at the time of, or within 180 days after, the later of the acquisition, completion of construction or commencement of commercial operation of such property for the purpose of financing the purchase price of such property or construction or improvements thereon, provided that the mortgage shall not apply to property theretofore owned by the Company or any Restricted Subsidiary other than real property substantially unimproved for the use intended by the Company or such Restricted Subsidiary; (iii) mortgages on property of a Restricted Subsidiary securing Debt owing to the Company or another Restricted Subsidiary;
(iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that any such mortgages do not attach to or affect property theretofore owned by the Company or such Restricted Subsidiary; (v) mortgages on property owned or leased by the Company or a Restricted Subsidiary in favor of the United States of America, any State, any other country, or any political subdivision of any of the foregoing or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing the cost of construction of the property subject to such mortgages; (vi) mortgages existing at the date of the Indenture; (vii) certain landlords' liens; (viii) mortgages to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of the property subject to such mortgage if the commitment for such financing is obtained within one year after the later of completion of or the placing into operation of such constructed, developed, repaired, altered or improved property; (ix) mortgages arising in connection with contracts with or made at the request of the United States, any State, or any department, agency or instrumentality of any of the foregoing; (x) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith; (xi) mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition to the transaction of business or exercise of any privilege, franchise or license; (xii) mortgages for taxes, assessments or governmental charges or levies not yet delinquent or which, if delinquent, are being contested in good faith; (xiii) mortgages (including judgment liens) arising from legal proceedings being contested in good faith and, in the case of judgment liens, so long as execution thereof is stayed; or
(xiv) any extension, renewal or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any mortgage referred in the foregoing clauses (i) to (xiii), inclusive. Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of the Consolidated Net Tangible Assets (as defined in the Indenture) of the Company as calculated on the basis of its latest consolidated quarterly financial statements. (Section 4.05)

     LIMITATION ON SALE AND LEASEBACK. Sale and leaseback transactions by the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) are prohibited unless: (a) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by the Principal Property involved at least equal in amount to the Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the Debt Securities (provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of Sections 4.05), or (b) an amount in cash equal to such Attributable Debt is applied to the retirement (other than any mandatory retirement) of long-term non-subordinated Debt of the Company or long-term Debt of a Restricted Subsidiary. Attributable Debt is defined as the present value (discounted at an appropriate rate) of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 4.06)

     CONSOLIDATION OR MERGER. The consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party, or the sale, conveyance or lease of all or substantially all the property of the Company to any other corporation (whether or not affiliated with the Company) is permitted; provided, however, that in any such event, other than a merger in which the Company is the surviving corporation, the due and punctual payment of principal and interest on the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture, satisfactory in form to the Trustee, by the corporation formed by such consolidation or into which the Company shall have been merged or by the corporation which shall have acquired or leased such property. (Section 11.01)

CERTAIN DEFINITIONS

     The term "Subsidiary" is defined to mean any corporation which is consolidated in the Company's accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be directly or indirectly owned by the Company, by the Company and one or more Subsidiaries, or by one or more Subsidiaries. (Section 1.01)

     The term "Restricted Subsidiary" is defined to mean any Subsidiary (i) substantially all the property of which is located within the United States of America, (ii) which owns a Principal Property, and (iii) in which the Company's direct or indirect investment exceeds 2% of the consolidated assets of the Company as shown on its latest quarterly consolidated financial statements; provided, however, that the term "Restricted Subsidiary" does not include any Subsidiary which is principally engaged in certain types of leasing and financing activities. (Section 1.01)

     The term "Principal Property" is defined to mean any manufacturing plant or facility which is located within the United States of America and is owned by the Company or any Restricted Subsidiary, unless the Board of Directors of the Company (or any duly authorized committee thereof) by resolution declares that such plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety. (Section 1.01)

EVENTS OF DEFAULT

     An Event of Default with respect to any series of Debt Securities will be defined as being: (a) default in payment of interest on any Debt Securities of that series that continues for 30 days; (b) default in payment of principal of (or premium, if any, on) any Debt Securities of that series as and when the same becomes due, or default in the making of any Sinking Fund payment with respect to that series; (c) default by the Company in the performance of any of the other covenants or agreements in the Indenture relating to Debt Securities of that series which shall not have been remedied within a period of 60 days after notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount of Stated Maturity of the Debt Securities of such series then outstanding; (d) certain events of bankruptcy, insolvency or reorganization of the Company; or (e) default under other indebtedness of the Company for borrowed money having unpaid principal in excess of the greater of (i) $10,000,000 or (ii) 2% of the Company's Consolidated Net Tangible Assets, which indebtedness shall be or be declared due prior to the date it would otherwise become due and payable and such acceleration not being rescinded or annulled within 60 days after notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount at Stated Maturity of the Debt Securities of such series then outstanding. (Section 6.01) Additional Events of Default may be prescribed for the benefit of holders of certain series of Debt Securities. (Section 10.01) The Indenture provides that the Trustee shall, with certain exceptions, notify the holders of Debt Securities of each series of any Event of Default known to it within 90 days after the occurrence thereof. (Section 6.07)

     The Indenture provides that if an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount at Stated Maturity of Debt Securities of such series then outstanding may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest or premium on Debt Securities of that series) may be waived by the holders of a majority in aggregate principal amount at Stated Maturity of the Debt Securities of such series then outstanding. (Sections 6.01 and 6.06)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default with respect to any series of Debt Securities shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights or powers in the Indenture at the request or direction of any of the holders of that series, unless such holders shall have offered to the Trustee reasonable security or indemnity. (Sections
7.01 and 7.02) Subject to such provisions for security or indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount at Stated Maturity of the Debt Securities of each series affected by an Event of Default and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 6.06) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of any defaults under the Indenture. (Section 4.07)

     No holder of any Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given the Trustee written notice of an Event of Default with respect to Debt Securities of that series and unless also the holders of at least 25% in aggregate principal amount at Stated Maturity of the then outstanding Debt Securities of that series shall have made written request of, and offered reasonable indemnity to, the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount at Stated Maturity of the outstanding Debt Securities of that series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days of such request. However, any right of a holder of any Debt Security to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the due dates expressed in such Debt Security or to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder. (Section 6.04)

DEFEASANCE AND COVENANT DEFEASANCE

     The Company will have the option, if specified in the Prospectus Supplement relating to any series of Debt Securities, either (A) to defease and be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) or (B) to be released from complying with its obligations in respect of the Debt Securities of such series under Sections 4.05 (Limitation on Secured Debt) and 4.06 (Limitations on Sales and Leaseback), and
Section 6.01(c) (described in clause (c) under "Events of Default") with respect to Sections 4.05 and 4.06 shall not be deemed to be an Event of Default under the Indenture and the Debt Securities of such series, upon the deposit with the Trustee, in trust, for such purpose, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest on the Debt Securities of such series on the scheduled due dates of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. In any such case, such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be an employee of or counsel for the Company) to the effect that (i) the holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, and (ii) the Debt Securities of such series, if then listed on the New York Stock Exchange, Inc., will not be delisted as a result of such deposit and such defeasance. In the event of a defeasance as provided in clause (A) above, holders of Debt Securities of any series would be able to look only to the trust fund established for payment of principal of and interest on their series of Debt Securities until maturity. (Section 12.01)

MODIFICATIONS, AMENDMENTS AND WAIVERS IN RESPECT OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the Debt Securities of each series affected at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture with respect to the Debt Securities of such series or modifying in any manner the rights of the holders of the Debt Securities of such series; provided that no such supplemental indenture may (i) extend the stated Maturity of any Debt Security, reduce the rate or extend the time of payment of any interest thereon, reduce the principal amount thereof, reduce any premium payable upon redemption, reduce the amount of an Original Issue Discount Security that would be due upon a declaration of acceleration, modify provisions relating to amount or regularity of mandatory sinking fund payments or make the principal amount thereof payable in any money other than United States legal tender for the payment of public and private debts, without the consent of the holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of such series then outstanding. (Sections 10.01 and 10.02)

CONCERNING THE TRUSTEE

     The Company maintains lines of credit and has customary banking relationships with M&I Marshall and Ilsley Bank, a sister bank of M&I First National Bank, the Trustee under the Indenture.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents. Such underwriters may include Goldman, Sachs & Co. or may be a group of underwriters represented by such firm. Such firm may also act as an agent.

     The distribution of the Offered Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Offered Debt Securities.

     In connection with a sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for the Company by Richard M. Schilling, Vice President and General Counsel of the Company, and for any underwriters or agents by Mayer, Brown & Platt.

                                    EXPERTS

     The consolidated financial statements of Sundstrand Corporation incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

        Securities and Exchange Commission registration fee...............   $ 51,724
        Blue sky fees and expenses........................................      5,000
        Trustee fees and expenses.........................................     20,000
        Printing and engraving fees.......................................     25,000
        Accounting fees and expenses......................................     25,000
        Legal Fees........................................................      5,000
        Rating agency fees................................................    100,000
        Miscellaneous.....................................................     18,276
                                                                             --------
             Total........................................................   $250,000
                                                                             ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware provides that a corporation created thereunder may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of such corporation or is or was serving at the request of such corporation as a director or officer of another corporation or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, subject to certain limitations referred to therein.

     Article Sixteenth of the Company's Restated Certificate of Incorporation provides that no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

     Article VI of the Company's By-Laws provides for indemnification of directors and officers as follows:

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a division thereof, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

          The provisions of this Article shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, and with respect to the Employee Retirement Income Security Act of

     1974, or any other applicable laws, as from time to time in effect, indemnify any officer, director or employee of the Corporation or an affiliated corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving at the request of the Corporation as an individual Trustee, Committee member, administrator or fiduciary of a pension or other benefit plan for employees of the Corporation, or of an affiliated corporation or other enterprise.

          Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation or a division thereof, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.

          The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, pay expenses, including attorneys' fees, incurred in defending any action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, to any person who is or was a party or is threatened to be made a party to any such threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by applicable laws.

ITEM 16. EXHIBITS

     A list of exhibits is set forth in the Exhibit Index appearing elsewhere in this Registration Statement and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockford, Illinois on February 5, 1996.

                                          SUNDSTRAND CORPORATION

                                          By: /s/ Paul Donovan

                                              ----------------------------------
                                              Its: Executive Vice President and
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of February 5, 1996.

             SIGNATURE                                          TITLE
-----------------------------------     -----------------------------------------------------
          *                             President and Chief Executive Officer and Director
-----------------------------------
Robert H. Jenkins
          *                             Executive Vice President and Chief Financial Officer
-----------------------------------
Paul Donovan
          *                             Vice President and Controller
-----------------------------------
DeWayne J. Fellows
          *                             Chairman of the Board
-----------------------------------
Don R. O'Hare
          *                             Director
-----------------------------------
J.P. Bolduc
          *                             Director
-----------------------------------
Gerald Grinstein
          *                             Director
-----------------------------------
Charles Marshall
                                        Director
-----------------------------------
Klaus H. Murmann
          *                             Director
-----------------------------------
Donald E. Nordlund

             SIGNATURE                                          TITLE
-----------------------------------     -----------------------------------------------------
          *                             Director
-----------------------------------
Thomas G. Pownall
          *                             Director
-----------------------------------
John A. Puelicher
          *                             Director
-----------------------------------
Ward Smith
          *                             Director
-----------------------------------
Robert J. Smuland
          *                             Director
-----------------------------------
Berger G. Wallin
*By: /s/ Paul Donovan
      -----------------------------
      Paul Donovan,
      Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                                                                               SEQUENTIAL
NUMBER                                   DESCRIPTION                                   PAGE NO.
------    -------------------------------------------------------------------------   ----------
  1.1     Form of Underwriting Agreement
  4.1     Form of Indenture between the Company and M&I First National Bank, as
          Trustee
  4.2     Form of Debt Security (included in Exhibit 4.1 as Schedule A to the
          Indenture)
  5.1     Opinion of Richard M. Schilling
 12.1     Computation of Ratio of Earnings to Fixed Charges
 23.1     Consent of Ernst & Young LLP
 23.2     Consent of Richard M. Schilling (included in Exhibit 5.1)
 24.1     Powers of Attorney
 25.1     Statement of Eligibility on Form T-1 of M&I First National Bank